Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report on Form 10-Q of Holley Inc. (the "Company") for the quarter ended July 2, 2023, as filed with the Securities and Exchange Commission (the "Report"), Matthew Stevenson, President and Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Matthew Stevenson
Matthew Stevenson
President and Chief Executive Officer

August 10, 2023

A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.